UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SINO-GLOBAL SHIPPING AMERICA, LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

Sino-Global Shipping America, Ltd.
1044 Northern Boulevard, Suite 305
Roslyn, New York 11576-1514

December 27, 2019, at 10:00 a.m., Eastern Time

To the shareholders of Sino-Global Shipping America, Ltd.:

The Annual Meeting of Shareholders of Sino-Global Shipping America, Ltd. (the “Company” or “Sino-Global”) for the fiscal year ended June 30, 2019 will be held on December 27, 2019, at 10:00 a.m., Eastern Time, at the offices of Pryor Cashman LLP, located at 7 Times Square, New York, New York 10036.

The accompanying Notice of Annual Meeting and Proxy Statement, which you are urged to read carefully, provides important information regarding the business to be conducted at the annual meeting.

You are requested to complete, date and sign the enclosed proxy card and promptly return it in the enclosed envelope or vote by telephone or Internet, whether or not you plan to attend the annual meeting. If you attend the meeting, you may vote in person even if you have previously submitted a proxy card. Regardless of the number of shares you own or whether you plan to attend the annual meeting, it is important that your shares be represented and voted. If you hold your shares in “street name” (that is, through a broker, bank or other nominee), please complete, date and sign the voting instruction form that has been provided to you by your broker, bank or other nominee and promptly return it in the enclosed envelope or review the instructions in the materials forwarded by your broker, bank or other nominee regarding the option to vote on the Internet or by telephone. If you hold your shares directly and plan to attend the meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another shareholder, please bring written confirmation from the record owner that you are acting as a proxy. If you hold your shares in “street name” and plan to attend the meeting in person, please remember to bring a form of personal identification with you and proof of beneficial ownership.

On behalf of the Board of Directors, I thank you for your support and continued interest in Sino-Global.

Sincerely,

/s/ Lei Cao

Lei Cao

Chairman of the Board of Directors of
Sino-Global Shipping America, Ltd.

This Notice and the Proxy Statement are first being mailed to shareholders on or about December [   ], 2019.

SINO-GLOBAL SHIPPING AMERICA, LTD.

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, DECEMBER 27, 2019

Date and Time	December 27, 2019, at 10:00 a.m., Eastern Time
Place	Pryor Cashman LLP located at 7 Times Square, New York, New York 10036
Items of Business

(1) To elect each of the two Class I nominees named in the attached proxy statement to serve on the Board of Directors until the annual meeting of shareholders for the fiscal year ended 2022 or until his successor is duly elected and qualified;

(2) To ratify the appointment of Friedman LLP as the Company’s independent registered public accounting firm for our fiscal year ending June 30, 2020;

(3) To vote on an advisory, nonbinding resolution to approve the compensation of the Company’s named executive officers as disclosed in the attached proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission;

(4) To approve the Articles of Amendments to our Articles of Incorporation to effect a reverse stock split of our common stock, no par value per share, at a ratio of up to one-for-five, such ratio to be determined in the discretion of the Company’s Board of Directors;

(5) To authorize an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 4; and
(6) To transact any other business properly coming before the meeting.
Record Date	You can vote if, at the close of business on November 29, 2019 (the “Record Date”), you were a holder of record of our common stock.
Proxy Voting	All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote promptly by signing and returning the enclosed proxy card or by telephone or Internet, or if you hold your shares in street name using the voting instruction form provided by your broker, bank or nominee, or by accessing the website or toll-free number indicated on the voting instructions accompanying your proxy card to vote via the Internet or phone.

The Board of Directors unanimously recommends that you vote to:

●	elect each of the two Class I nominees named in the attached proxy statement;

●	ratify the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending June 30, 2020;

●	approve the compensation of the Company’s named executive officers as disclosed in this proxy statement;

●	approve the Articles of Amendments to our Articles of Incorporation to effect a reverse stock split of our common stock, no par value per share, at a ratio of up to one-for-five, such ratio to be determined in the discretion of the Company’s Board of Directors (the “Reverse Stock Split Proposal”); and

●	authorize an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal.

By Order of the Board of Directors,

/s/ Lei Cao

Lei Cao

Chairman of the Board Of Directors of
Sino-Global Shipping America, Ltd.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to the financial condition, results of operations, cash flows, financing plans, business strategies, capital and other expenditures, competitive positions, growth opportunities for existing products, plans and objectives of management and other matters. Statements in this document that are not historical facts are identified as forward-looking statements for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Section 27A of the Securities Act of 1933, as amended, or the Securities Act.

When we use the words “anticipate,” “estimate,” “project,” “intend,” “expect,” “plan,” “believe,” “should,” “likely” and similar expressions, we are making forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement and any other documents we incorporate by reference in this proxy statement. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

These forward-looking statements, including statements relating to our future business prospects, revenues, working capital, liquidity, capital needs and income, wherever they occur in this proxy statement, are estimates reflecting our best judgment. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement and those discussed from time to time in our Securities and Exchange Commission, or SEC, reports, including our annual report on Form 10-K for the year ended June 30, 2019 filed with the SEC on September 30, 2019 and our subsequently filed quarterly reports on Form 10-Q. You should read and consider carefully the information about these and other risks set forth under the caption “Risk Factors” in such filings.

As used in this proxy statement, the terms “we,” “us,” “our,” the “Company,” and “Sino-Global” refer to Sino-Global Shipping America Ltd. and our subsidiaries and affiliates, unless the context indicates otherwise.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING OF SHAREHOLDERS

FOR THE FISCAL YEAR ENDED JUNE 30, 2019

Why am I receiving these materials?

The Board of Directors of Sino-Global Shipping America Ltd., or our Board of Directors, is providing these proxy materials to you in connection with our annual meeting of common shareholders for the year ended June 30, 2019, which will take place on Friday, December 27, 2019. Our common shareholders are invited to attend the annual meeting and are entitled to and requested to vote on the proposals described in the attached proxy statement.

What information is contained in the attached proxy statement?

The information included in the attached proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, information including compensation concerning directors and our most highly paid executive officers, and certain other required information.

What am I voting on at the annual meeting?

You will be voting on the following proposals:

(1) To elect each of the two Class I nominees named in the attached proxy statement to serve on the Board of Directors until the annual meeting of shareholders for the fiscal year ended June 30, 2022 when his successor is duly elected and qualified or until his earlier resignation, removal from office, death or incapacity;

(2) To ratify the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2020;

(3) To vote on an advisory, nonbinding resolution to approve the compensation of the Company’s named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission;

(4) To approve the Articles of Amendments to our Articles of Incorporation to effect a reverse stock split of our common stock, no par value per share, at a ratio of up to one-for-five, such ratio to be determined in the discretion of the Company’s Board of Directors;

(5) To authorize an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 4; and

(6) To transact any other business properly coming before the meeting.

How does the Board of Directors recommend I vote?

Our Board of Directors unanimously recommends that you vote your shares of common stock:

(1) “FOR” each of the Class I nominees named in the attached proxy statement to serve on the Board of Directors;

(2) “FOR” the ratification of the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2020;

(3) “FOR” an advisory, nonbinding resolution to approve the compensation of the Company’s named executive officers;

(4) “FOR” the approval of the Articles of Amendments to our Articles of Incorporation to effect a reverse stock split of our common stock, no par value per share, at a ratio of up to one-for-five, such ratio to be determined in the discretion of the Company’s Board of Directors; and

(5) “FOR” the authorization of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 4.

What shares can I vote?

You may vote shares of our common stock owned by you as of the close of business on November 29, 2019 (the “Record Date”). Each share of common stock is entitled to one vote. As of November 29, 2019, we had [ ] shares of common stock outstanding.

How do I vote before the meeting?

If you are a registered shareholder, meaning that you hold your shares in certificate form, you have three voting options:

(1) By Internet, which we encourage if you have Internet access, at the address shown on your proxy card;

(2) By telephone, using any touch-tone telephone to transmit your voting instructions by calling the number specified on your proxy card; or

(3) By mail, by completing, signing and returning your proxy card.

If you hold your shares through an account with a bank or broker, your ability to vote by the Internet depends on their voting procedures. Please follow the directions that your bank or broker provides.

May I vote at the annual meeting?

If you are a registered shareholder, you may vote your shares owned by you as of November 29, 2019, at the annual meeting if you attend in person. If you hold your shares through an account with a bank or broker, please follow the directions provided to you by your bank or broker. If you wish to vote in person at the meeting, please contact your bank or broker to learn the procedures necessary to allow you to vote your shares in person. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. You may vote by proxy through the Internet, by telephone or by mail.

Can I change my mind after I return my proxy?

You may change your vote at any time before the polls close at the conclusion of voting at the meeting. You may do this by (1) signing another proxy card with a later date and returning it to us before the meeting, (2) voting again over the Internet prior to 1:00 a.m., New York time, on December 27, 2019, (3) voting again via the telephone prior to 1:00 a.m., New York time, on December 27, 2019, or (4) voting at the meeting if you are a registered shareholder or have obtained a legal proxy from your bank or broker.

What if I return my proxy card but do not provide voting instructions?

Proxies that are signed and returned but do not contain instructions will be voted in favor of all proposals and in accordance with the best judgment of the named proxies on any other matters properly brought before the meeting.

What does it mean if I receive more than one proxy card or instruction form?

It indicates that your shares are registered differently and are in more than one account. To ensure that all shares are voted, please either vote each account by telephone or on the Internet, or sign and return all proxy cards. We encourage you to register all your accounts in the same name and address. Those holding shares through a bank or broker should contact your bank or broker and request consolidation.

Will my shares be voted if I do not provide my proxy or instruction form?

If you are a registered shareholder and do not provide a proxy, you must attend the meeting in order to vote your shares. If you hold shares through an account with a bank or broker, your shares may be voted even if you do not provide voting instructions on your instruction form. Brokerage firms have the authority to vote shares for which their customers do not provide voting instructions on certain routine matters. The ratification of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2020, is considered a routine matter for which brokerage firms may vote without specific instructions. The other matters are not considered routine matters for which brokerage firms may vote without specific instructions. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. Shares that a broker is not authorized to vote are counted as “broker non-votes.”

How can I attend the meeting?

The meeting is open to all holders of our common stock as of November 29, 2019.

May shareholders ask questions at the annual meeting?

Yes. Representatives of the Company will answer questions of general interest at the end of the meeting.

How many votes must be present to hold the annual meeting?

In order for us to conduct our annual meeting, at least one-third (1/3) of our issued and outstanding shares of common stock as of November 29, 2019, must be present in person or by proxy at the annual meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail.

Where can I find a copy of the proxy materials?

A copy of the proxy materials is available online at http://www.edocumentview.com/SGSA.

How many votes are needed to approve the Company’s proposals?

Proposal 1. The nominees receiving the highest number of “For” votes will be elected as directors. This number is called a plurality. Shares not voted will have no impact on the election of directors. The proxy given will be voted “For” the nominees for directors unless a properly executed proxy card is marked “Withhold” as to a particular nominee for director.

Proposal 2. The ratification of the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2020, requires that a majority of the votes cast at the meeting be voted “For” the proposal, excluding properly executed proxy card marked “Abstain,” which will not be voted or counted for purposes other than quorum.

Proposal 3. The advisory vote to approve executive officer compensation is advisory in nature and not binding on our Company. A vote “For” the proposal by a majority of the votes cast at the meeting would be considered an advisory approval of the proposed executive officer compensation. If a majority of shares do not vote in favor of the proposal, the Compensation Committee and Board of Directors will carefully consider the outcome when making future compensation decisions.

Proposal 4. The approval of the Articles of Amendments to our Articles of Incorporation to effect a reverse stock split of our common stock, no par value per share, at a ratio of up to one-for-five, with such ratio being selected in the discretion of the Company’s Board of Directors, requires that a majority of the votes entitled to be cast at the meeting be voted “For” the proposal, excluding properly executed proxy card marked “Abstain,” which will not be voted or counted for purposes other than quorum.

Proposal 5. The authorization of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal, will be approved if the votes cast “For” the adjournment exceed the votes cast “Against” the adjournment. Abstentions and broker non-votes, if any, will not affect the outcome of the vote on this matter.

Sino-Global Shipping America, Ltd.

PROXY STATEMENT

FISCAL YEAR 2019 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, DECEMBER 27, 2019

PROPOSAL 1:

ELECTION OF TWO (2) CLASS I DIRECTORS AND DIRECTOR BIOGRAPHIES
(ITEM 1 ON THE PROXY CARD)

A brief biography of each director in each class follows. You are asked to vote for the Class I nominees to serve as Class I members of the Board of Directors. The Class I nominees for our Board of Directors have consented to serve if elected, whose term will be from the date of election until the annual meeting of shareholders for the fiscal year of 2022. The term of the Class II members of the Board of Directors continues until the annual meeting of shareholders for the fiscal year of 2020, and the term of the Class III member of the Board of Directors continues until the annual meeting of shareholders for the fiscal year of 2021.

Nominees for election as Class I members of the Board of Directors to serve a three year term till the annual meeting of shareholders for the fiscal year of 2022:

Jianming Li Independent Director Age — 62 Director since 2019	Mr. Li is presently a business consultant of Zhanjiang Port (Group) Co., Ltd.. Prior to that, Mr. Li was a full-time consultant of Baosteel Group Hong Kong Baoyun Company from February 2015 to November 2017, Deputy General Manager of Baosteel Group Hong Kong Baojin Company from November 2010 to February 2015, Deputy General Manager of Purchasing Center and General Manager of Logistics Department of Baosteel Group. Mr. Li graduated with a Bachelor of Engineering Degree in Navigation and Driving from Shanghai Maritime University in 1982. Mr. Li was chosen to serve as a director because of his knowledge and experiences related to shipping logistics industry.

Zhikang Huang Chief Operating Officer and Director Age — 43 Director since 2015	Mr. Huang has been our Chief Operating Officer since 2010. Prior to 2010, he served as Director of Sino-Global Shipping Australia, for which he was responsible for regional operations, marketing and regulation oversight. From 2006 through 2010, Mr. Huang served as our company’s Vice President, with duties focused on company operation and strategy, international shipping and marketing. From 2004 through 2006, Mr. Huang served as our company’s Operations Manager, and from 2002 through 2004, he served as an operator with our company. Mr. Huang obtained his degree in English from Guangxi University in 1999. Mr. Huang’s long-time experience with our company qualifies him to serve a director of the Company.

The Class III member of the Board of Directors whose term continues to the annual meeting of shareholders for the fiscal year of 2021:

Jing Wang Independent Director Age — 72 Director since 2007	Mr. Wang currently serves as Chief Economist to China Minsheng Banking Corp., Ltd. and has held this position since December 2002. Mr. Wang was a Chinese Project Advisor for the World Bank from 1990 until 1994. From 1998 through 2000, Mr. Wang was the vice director of Tianjin Security and Futures Supervision Office, in charge of initial public offerings and listing companies. Mr. Wang is an independent director for Tianjin Binhai Energy & Development Co. Ltd., (Shenzhen Stock Exchange: 000695); Tianjin Marine Shipping Co., Ltd. (Shanghai Stock Exchange: 600751), and ReneSola Company (London Stock Exchange: SOLA). Mr. Wang received a Bachelor degree in Economics from Tianjin University of Finance and Economics. The Board believes that Mr. Wang’s economics background and experience working with public companies qualify him to serve a director of the Company.

Class II members of the Board of Directors whose terms continue to the annual meeting of shareholders for the fiscal year of 2020:

Lei Cao Chief Executive Officer and Director Age — 56 Director since 2001	Mr. Cao is our Chief Executive Officer and a director. Mr. Cao founded our company in 2001 and has been the Chief Executive Officer since that time. Mr. Cao has been Chief Executive officer of our company since its formation. Prior to founding our company, Mr. Cao was a Chief Representative of Wagenborg-Lagenduk Scheepvaart BV, Holland, from 1992 – 1993, Director of the Penavico-Beijing’s shipping agency from 1987 through 1992, and a seaman for Cosco-Hong Kong from 1984 through 1987. Mr. Cao received his EMBA degree in 2009 from Shanghai Jiao Tong University. Mr. Cao was chosen as a director because he is the founder of our company and we believe his knowledge of our company and years of experience in our industry give him the ability to guide our company as a director.

Tieliang Liu Independent Director Age — 60 Director since 2013	Dr. Liu currently serves as the vice president in charge of accounting and finance to China Sun-Trust Group Ltd. and has held this position since 2001. Dr. Liu was a financial controller for Huaxing Group Ltd from 1998 to 2001. From 1996 through 1998, he was the chief accountant of China Enterprise Consulting Co., Ltd. Before working in industry, Dr. Liu taught accounting and finance in a university for more than ten years and has published dozens of books and articles. Dr. Liu is a CPA in China. He received a PhD, master and bachelor degrees from Tianjin University of Finance and Economics. Dr. Liu has been chosen to serve as a director because of his accounting and business knowledge and experience in working with small and medium-sized companies.

CERTAIN OTHER BOARD INFORMATION

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities or commodities laws, any laws respecting financial institutions or insurance companies, any law or regulation prohibiting mail or wire fraud in connection with any business entity or been subject to any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization, except for matters that were dismissed without sanction or settlement. None of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Board Leadership Structure

Mr. Lei Cao currently holds both the positions of Chief Executive Officer and Chairman of the Board. These two positions have not been consolidated into one position; Mr. Cao simply holds both positions at this time. The Board of Directors believes that Mr. Cao’s service as both Chief Executive Officer and Chairman of the Board is in the best interests of the Company and its shareholders. Mr. Cao possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its business and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s shareholders, employees, customers, vendors and suppliers.

We do not have a lead independent director because of the foregoing reasons and also because we believe our independent directors are encouraged to freely voice their opinions on a relatively small company board. We believe this leadership structure is appropriate because we are a smaller reporting company; as such, we deem it appropriate to be able to benefit from the guidance of Mr. Cao as both our Chief Executive Officer and Chairman of the Board.

Risk Oversight

Our Board of Directors plays a significant role in our risk oversight. The Board of Directors makes all relevant Company decisions. As such, it is important for us to have our Chief Executive Officer serve on the Board as he plays a key role in the risk oversight of the Company. As a smaller reporting company with a small board of directors, we believe it is appropriate to have the involvement and input of all of our directors in risk oversight matters.

For additional information regarding, among other related items, our Board of Directors, Corporate Governance, the Compensation Committee, the Audit Committee and the Corporate Governance Committee and compensation of our named executive officers please see the section titled “BOARD OF DIRECTORS, CORPORATE GOVERNANCE AND OTHER RELATED INFORMATION.”

WE RECOMMEND THAT YOU VOTE FOR THE ELECTION
OF THE CLASS I NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF FRIEDMAN LLP
(ITEM 2 ON THE PROXY CARD)

What am I voting on?

A proposal to ratify the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2020. The Audit Committee of the Board of Directors has appointed Friedman LLP to serve as the Company’s fiscal year 2020 independent registered public accounting firm. Although the Company’s governing documents do not require the submission of this matter to shareholders, the Board of Directors considers it desirable primarily as a matter of good corporate governance that the appointment of Friedman LLP be ratified by shareholders.

What services does Friedman LLP provide?

Audit services provided by Friedman LLP for fiscal year 2019 included the examination of the consolidated financial statements of the Company and services related to periodic filings made with the SEC.

Will a representative of Friedman LLP be present at the meeting?

One or more representatives of Friedman LLP is expected to be present at the meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to questions from shareholders.

What if this proposal is not approved?

If the shareholders do not ratify the appointment, our Audit Committee will reconsider whether or not to retain Friedman LLP. Even if the appointment is ratified, the Audit Committee, at its discretion, may change the appointment at any time during the year if the Audit Committee determines that such a change would be in our best interests and the best interest of our shareholders.

What vote is required to ratify this proposal?

This Proposal 2 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting with quorum.

WE RECOMMEND THAT YOU VOTE FOR THE RATIFICATION OF FRIEDMAN LLP
AS THE COMPANY’S FISCAL YEAR 2020 INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM.

PROPOSAL 3

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
(ITEM 3 ON THE PROXY CARD)

What am I voting on?

We are asking our shareholders to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers for 2019 as disclosed in the Proxy Statement pursuant to the requirements of Item 402 of Regulation S-K. This advisory vote, which is sometimes referred to as a “say on pay” vote is required by Section 14A of the Exchange Act.

Is this vote binding on our Company?

As an advisory vote, this proposal is not binding upon the Company, the Board or the Compensation Committee and will not be construed as overruling a decision by the Company, the Board or the Compensation Committee or creating or implying any additional fiduciary duty for the Company, the Board or the Compensation Committee. However, the Compensation Committee and the Board value the opinions expressed by shareholders in their vote on this proposal and will continue to consider the outcome of the vote when making future compensation decisions regarding named executive officers.

How often will shareholders vote on named executive officer compensation?

Our current policy is to provide shareholders with an opportunity to approve the compensation of the named executive officers every year at the annual meeting of shareholders. It is expected that the next such vote will occur at the fiscal year 2020 Annual Meeting of Shareholders.

What vote is required to approve this proposal?

Approval of this Proposal 3 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at an Annual Meeting with quorum.

What are shareholders being asked to approve?

The Board of Directors is requesting your non-binding approval of the following resolution:

Resolved, that the shareholders approve, in a nonbinding vote, the compensation of the Company’s Named Executive Officers, as disclosed in this proxy statement.

What if this proposal is not approved?

Pursuant to Section 14A of the Exchange Act, this vote is advisory only, and accordingly, is not binding on the Company or on our Board of Directors. Although the vote is non-binding, the Compensation Committee and the Board of Directors will carefully consider the outcome of the vote when making future compensation decisions.

WE RECOMMEND THAT YOU VOTE IN FAVOR OF THE NONBINDING ADVISORY
RESOLUTION APPROVING NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL 4

APPROVAL OF THE ARTICLES OF AMENDMENTS TO OUR ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK, NO PAR VALUE PER SHARE, AT A RATIO OF UP TO ONE-FOR-FIVE, such ratio to be determined in the discretion of the Company’s Board of Directors (THE “REVERSE STOCK SPLIT PROPOSAL”).
(ITEM 4 ON THE PROXY CARD)

Purpose and Background of the Reverse Stock Split

On November 27, 2019, the Board of Directors approved the proposal authorizing the reverse stock split because the Board of Directors believes that effecting the reverse stock split could, in some circumstances, be an effective means of maintaining, or if necessary, regaining, compliance with the minimum trading price requirement for continued listing of our common stock on The Nasdaq Capital Market.

On January 22, 2019, the Company received a letter from The Nasdaq Stock Market regarding the Company’s failure to comply with Nasdaq Continued Listing Rule (“Rule”) 5550(a)(2), which requires listed securities to maintain a minimum bid price of $1.00 per share. A failure to comply with Rule 5550(a)(2) exists when listed securities fail to maintain a closing bid price of at least $1.00 per share for 30 consecutive business days. Based on the closing bid price for the 30 consecutive business days from December 4, 2018 through January 18, 2019, the Company failed to meet the aforesaid requirement.

Under Rule 5810(c)(3)(A), the Company was provided a compliance period of 180 calendar days, until July 22, 2019, to regain compliance. If at any time during this 180 day period the closing bid price of the Company’s securities is at least $1.00 for a minimum of ten consecutive business days, the Company’s compliance will be regained.

On July 23, 2019, The Nasdaq Stock Market granted the Company an additional 180 calendar days, or until January 20, 2020, to regain compliance with the $1.00 per share minimum required for continued listing on The Nasdaq Capital Market pursuant to Rule 5550(a)(2).

To regain compliance, the bid price of the Company's common stock must close at or above $1.00 per share for a minimum of ten consecutive business days at any time during the second 180-day compliance period. The Company has been monitoring the closing bid price of its common stock and now considers effecting a reverse stock split.

If the reverse stock split successfully increases the per share price of our common stock, the Board of Directors believes this increase will enable us to maintain The Nasdaq Capital Market listing of our common stock.

If we again cease to comply with the minimum per share average closing price standard of Rule 5550(a)(2) and fail to regain compliance by the end of the second six-month cure period, or January 20, 2020, our common stock will be subject to delisting by the Nasdaq Stock Market. In the event that our common stock is delisted by the Nasdaq Stock Market, our common stock would likely trade on the over-the-counter market. If our shares were to trade on the over-the-counter market, selling our common shares could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event our common shares are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our common shares, further limiting the liquidity of our common shares. These factors could result in lower prices and larger spreads in the bid and ask prices for common shares. Such potential delisting from the Nasdaq and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, including short-term debt financing provided by foreign lenders.

In light of the factors mentioned above, our Board of Directors approved this proposal as a potential means of maintaining the price of our common stock above $1.00 per share in compliance with Rule 5550(a)(2).

Potential Increased Investor Interest

In approving this proposal, the Board of Directors considered that the Company’s common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks.

The Reverse Stock Split Proposal

If the shareholders approve the proposal to authorize the Board of Directors to implement the reverse stock split, we will amend our Amended and Restated Articles of Incorporation (“Articles of Incorporation”) to add the following paragraph at the end of the first paragraph of Section 1 of Article III thereof:

“As of 12:01 a.m., Eastern Time, on [ ], [  ] (the “Effective Time”), a reverse stock split (“Reverse Stock Split”) will occur, as a result of which each [ ] ( ) shares of Common Stock of the Corporation issued and outstanding or held by the Corporation in its treasury (“Old Common Stock”) shall automatically, without further action on the part of the Corporation or any holder of such Common Stock, be reconstituted, combined and converted into one (1) share of the Corporation’s Common Stock (“New Common Stock”). The Corporation will not issue fractional shares. The number of shares to be issued to each holder will be rounded up to the nearest whole number if, as a result of the Reverse Stock Split, the number of shares owned by any holder would not be a whole number. From and after the Effective Time, certificates representing Old Common Stock shall confer no right upon the holders thereof other than the right to exchange them for certificates representing New Common Stock pursuant to the provisions hereof.”

By approving this proposal, shareholders will approve the Board of Directors to use its discretion to select a reverse split ratio of up to 1-for-5 which it deems in the best interests of the Company and its shareholders. In addition, the Board of Directors shall have the discretion to select the date to specify the “Effective Time.” Further, the Board of Directors shall have the discretion to abandon such amendment even if it is approved by the shareholders.

Principal Effects of the Reverse Stock Split

If implemented, the reverse stock split will be effected simultaneously for all issued and outstanding shares of common stock and the exchange ratio will be the same for all issued and outstanding shares of common stock. The reverse stock split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split would otherwise result in any of our shareholders owning a fractional share (in which case the fractional amount will be rounded up to the next whole share). After the reverse stock split, the shares of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our common stock now authorized. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect the Company continuing to be subject to the periodic reporting requirements of the Exchange Act. The reverse stock split is not intended to be, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

The reverse stock split may result in some shareholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Following the effectiveness of any reverse stock split approved by the shareholders and implementation by the Board of Directors, current shareholders will hold fewer shares of common stock, with such number of shares.

In deciding whether to implement the reverse stock split and if so, the ratio, the Board of Directors will consider primarily the satisfaction of The Nasdaq Stock Market continued listing requirements, as described above. It may also consider, among other things: (i) the market price of the common stock at the time of the reverse stock split; (ii) the number of shares that will be outstanding after the split; (iii) the shareholders’ equity at such time; (iv) the shares of common stock available for issuance in the future; (v) the liquidity of the common stock in the market and any change in liquidity that may result; and (vi) the nature of the Company’s operations. The Board of Directors maintains the right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that we will be able to satisfy the continued listing requirements of The Nasdaq Stock Market without implementing the reverse stock split or if this proposal is otherwise no longer in the best interests of the Company.

IF THIS PROPOSAL IS NOT APPROVED, WE MAY BE UNABLE TO MAINTAIN THE LISTING OF OUR COMMON STOCK ON THE NASDAQ STOCK MARKET, WHICH COULD ADVERSELY AFFECT THE LIQUIDITY AND MARKETABILITY OF OUR COMMON STOCK.

Fractional Shares

No fractional shares will be issued in connection with the reverse stock split. Instead, we will issue one full share of the post-reverse stock split common stock to any shareholder who would have been entitled to receive a fractional share as a result of the reverse stock split. Each common shareholder will hold the same percentage of the outstanding common stock immediately following the reverse split as that shareholder did immediately prior to the reverse split, except for minor adjustment due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares.

Risks Associated with the Reverse Stock Split

There are risks associated with the reverse stock split, including that the reverse stock split may not result in a sustained increase in the per share price of our common stock. There is no assurance that:

●	the market price per share of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split;

●	the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks; and

●	the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by Rule 5550(a)(2), or that we will meet all other the requirements of The Nasdaq Stock Market for continued inclusion for trading on The Nasdaq Capital Market.

Shareholders should note that the effect of the reverse stock split, if any, upon the market price for our common stock cannot be accurately predicted. In particular, we cannot assure you that prices for shares of our common stock after the reverse stock split will be the number of times equals exactly to the ratio multiplied by the prices for shares of our common stock immediately prior to the reverse stock split. Furthermore, even if the market price of our common stock does rise following the reverse stock split, we cannot assure you that the market price of our common stock immediately after the proposed reverse stock split will be maintained for any period of time. Even if an increased per-share price can be maintained, the reverse stock split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the reverse stock split negatively, we cannot assure you that the reverse stock split will not adversely impact the market price of our common stock.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the reverse stock split or the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage declines as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. The total market capitalization of our common stock after implementation of the reverse stock split, when and if implemented, may also be lower than the total market capitalization before the reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

While we believe that the reverse stock split will be sufficient to maintain our listing on The Nasdaq Stock Market, it is possible that, even if the reverse stock split results in a closing price for our common stock that exceeds $1.00 per share, we may not be able to continue to satisfy the other criteria for continued listing of our common stock on The Nasdaq Stock Market. Although we believe that we will satisfy all of the other continued listing criteria, we cannot assure you that this will be the case.

Effect on Outstanding and Authorized Shares of Common Stock

The proposed amendment to our Articles of Incorporation to effect the reverse stock split will not change the number of authorized shares of common stock or preferred stock, or the par value of common stock or preferred stock. As of the date of this proxy statement, we do not have any current plans, arrangements or understandings relating to the issuance of any additional shares of authorized common stock that will become available following the reverse stock split, other than that disclosed in our filings with the SEC.

The following table sets forth the number of shares of our common stock that was and would be (i) issued and outstanding, (ii) held in treasury and (iii) authorized for issuance and neither issued nor reserved for issuance, in each case, before and after the reverse stock split, based on information as of December [ ], 2019, the last practicable date before the printing of this proxy statement.

	Before Reverse Stock Split Ratio of 1:5*		After Reverse Stock Split Ratio of 1:5*
Number of Shares of Common Stock Issued and Outstanding	[ ]		[ ]
Number of Treasury Shares Outstanding	175,497		35,100
Number of Shares of Common Stock Reserved for Issuance	8,458,903	**	1,691,781
Number of Authorized Shares Neither Outstanding Nor Reserved for Issuance	[ ]		[ ]

*	Assuming a 1-for-5 reverse split ratio is selected by the Board of Directors.

**	Including 6,458,903 shares of common stock reserved under the Equity Compensation Plans (as defined below) and 2,000,000 shares of common stock reserved for the Series “A” warrants, which were exercisable as of September 14, 2018 at purchase price of $1.75 per share, and will expire five and a half (5.5) years from March 14, 2018, the date of issuance,

As illustrated in the table above, because the number of authorized shares will not be affected by the reverse stock split, and will continue to be 50,000,000, a reverse stock split would result in a significant increase in the number of authorized and unissued shares of common stock. Because our shareholders have no preemptive rights to purchase or subscribe for any of our unissued common stock, the future issuance of additional shares of common stock will reduce our current shareholders’ percentage ownership interest in the total outstanding shares of common stock. As of the date of this proxy statement, we have no plans, proposals or arrangements to issue any shares of common stock that would become newly available for issuance as a result of the reverse stock split.

Effect on Outstanding Stock Options, Restricted Stock and Other Equity Compensation Awards

As of June 30, 2019, there were an aggregate of 85,000 shares of common stock subject to outstanding stock options under our 2008 Incentive Plan and 2014 Incentive Plan (collectively, the “Equity Compensation Plans”). In addition, we may issue options to purchase up to 238,903 shares under the 2008 Incentive Plan, and up to 6,220,000 shares of common stock or other securities convertible or exercisable for common stock under the 2014 Incentive Plan, and therefore there are 6,458,903 reserved shares under the Equity Compensation Plans. The Compensation Committee of the Board of Directors has the discretion to determine the appropriate adjustment to these awards and the provisions to of the Equity Compensation Plans in the event of a reverse stock split. Should the reverse stock split be effected, the Compensation Committee of the Board of Directors will approve proportionate adjustments to the number of shares of common stock available for issuance under our Equity Compensation Plans, the individual grant limitations imposed under the Equity Compensation Plans and to the terms of the outstanding awards including the number of shares and the exercise price relating to any award under our Equity Compensation Plans.

In addition, as of the date of this proxy statement, there are 2,000,000 shares reserved for the Series “A” warrants, which entitle its holders to purchase up to 2,000,000 shares of the Company’s common stock at a purchase price of $1.75 per share (the “Exercise Price”). Upon effectiveness of the reverse stock split, assuming a 1-for-5 reverse split ratio is selected by the Board of Directors, the Exercise Price shall be multiplied by 5, and the number of shares issuable upon exercise of the Series “A” warrant shall be proportionately adjusted such that the aggregate Exercise Price of the Series “A” warrant shall remain unchanged.

Accordingly, if the reverse stock split is implemented, we expect the number of all outstanding equity awards will be proportionately adjusted by the Compensation Committee, pursuant to its existing authority under the Equity Compensation Plans, using the same reverse split ratio selected by the Board of Directors. In connection with the reverse stock split, the Compensation Committee will implement only technical, conforming changes to the Equity Compensation Plans and the terms of outstanding awards. For illustrative purposes only, if a 1-for-5 reverse split ratio is selected by the Board of Directors, the 6,458,903 shares of common stock that remain available for issuance under our Equity Compensation Plans as of December [ ], 2019, will be adjusted to 1,291,781 shares. In addition, if a 1-for-5 reverse split ratio is selected by the Board of Directors, the exercise price per share for each stock option would be increased by 5 times, such that upon an exercise, the aggregate exercise price payable by the option holder to us would remain the same. For illustrative purposes only, an outstanding stock option to purchase 100 shares of common stock, exercisable at $1.00 per share, will be adjusted as a result of a 1-for-5 reverse split ratio into a stock option to purchase 20 shares of common stock at an exercise price of $5.00 per share.

In addition, if the reverse stock split is implemented and a 1-for-5 reverse split ratio is selected by the Board of Directors, the number of shares issuable upon exercise of the Series “A” warrants will be proportionately adjusted from 2,000,000 to 400,000, and the Exercise Price will be adjusted from $1.75 per share to $8.75 per share.

Possible Anti-takeover Effects of a Reverse Stock Split

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposals discussed herein, that may be used as an anti-takeover mechanism. Since the amendment to our Articles of Incorporation to effect the reverse stock split will not adjust the number of authorized shares of our common stock, which will continue to be 50,000,000, the reverse stock split, if effected, will result in a relative increase in the number of authorized but unissued shares of our common stock vis-à-vis the outstanding shares of our common stock and, could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of our Board of Directors. A relative increase in the number of authorized shares of common stock could have other effects on our shareholders, depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. A relative increase in our authorized shares could potentially deter takeovers, including takeovers that our Board of Directors has determined are not in the best interest of our shareholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The reverse stock split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the reverse stock split may limit the opportunity for our shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. However, the Board of Directors is not aware of any attempt to take control of our business and the Board of Directors has not considered the reverse stock split to be tool to be utilized as a type of anti-takeover device.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates, if Applicable

If the Reverse Stock Split Proposal approved by the Company’s shareholders, and if at such time the Board of Directors still believes that a reverse stock split is in the best interests of the Company and its shareholders, the Board will authorize the Company to file the articles of amendment with the Virginia State Corporation Commission at such time as the Board of Directors has determined the appropriate effective time for the reverse stock split. The Board of Directors may delay effecting the reverse stock split without re-soliciting shareholder approval. The reverse stock split will become effective on the effective date (the “Effective Date”) of the split. Beginning on the Effective Date, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the Effective Date, shareholders will be notified that the reverse stock split has been effected. Shareholders who hold uncertificated shares as of the Effective Date (i.e., shares held in book-entry form and not represented by a physical certificate), either as direct or beneficial owners, will have their holdings electronically adjusted by our transfer agent through the DTCC’s Direct Registration System to give effect to the reverse stock split. If your shares are held in “street name” through a broker, bank or other nominee, the number of shares you hold as of the Effective Date will automatically be adjusted by your broker, bank or other nominee to reflect the reverse stock split. The Company intends to treat shareholders holding shares of our common stock in “street name”) in the same manner as shareholders of record whose shares of common stock are registered in their names. “Street name” holders should contact their broker, bank or other nominee for more information.

Some shareholders hold their shares of common stock in certificate form or a combination of certificate and book-entry form. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a shareholder holding pre-split shares in certificate form, you will receive a transmittal letter from the Company’s exchange agent as soon as practicable after the effective time of the reverse stock split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-split shares of our common stock for a statement of holding. When you submit your certificate representing the pre-split shares of our common stock, your post-split shares of our common stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-split ownership interest. Pursuant to applicable rules of The Nasdaq Stock Market, your old certificates representing pre-split shares cannot be used for either transfers or deliveries made on The Nasdaq Stock Market; thus, you must exchange your old certificates in order to effect transfers or deliveries of your post-split shares on The Nasdaq Stock Market.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Until surrendered as contemplated herein, a shareholder’s old certificate(s) shall be deemed at and after the Effective Date to represent the number of full shares of our common stock resulting from the reverse stock split. Until shareholders have returned their properly completed and duly executed transmittal letter and surrendered their old certificates for exchange, shareholders will not be entitled to receive any other distributions, if any, that may be declared and payable to holders of record following the reverse stock split.

Any shareholder whose old certificates have been lost, destroyed or stolen will be entitled to a new certificate only after complying with the requirements that we and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

No service charges, brokerage commissions or transfer taxes shall be required to be paid by any holder of any old certificate, except that if any new certificate is to be issued in a name other than that in which the old certificates are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Accounting Matters

Our common stock has no par value. Accordingly, the reverse stock split will not affect the amount reflected for our common stock on our balance sheet.

No Appraisal Rights

Under the Virginia Stock Corporation Act, the Company’s shareholders will not be entitled to appraisal rights with respect to the reverse stock split, and we do not intend to independently provide shareholders with any such right.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

The following discussion describes the anticipated material United States Federal income tax consequences to “U.S. holders” (as defined below) of Company common stock relating to the reverse stock split. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). We have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the tax consequences of the reverse stock split. The following discussion is for informational purposes only and is not intended as tax or legal advice. Each holder should seek advice based on the holder’s particular circumstances from an independent tax advisor.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company common stock that is for United States Federal income tax purposes:

(i)	an individual citizen or resident of the United States;

(ii)	a corporation (or other entity treated as a corporation for U.S. Federal income tax purposes) organized under the laws of the United States, any state, or the District of Columbia;

(iii)	an estate with income subject to United States Federal income tax regardless of its source; or

(iv)	a trust that (a) is subject to primary supervision by a United States court and for which United States persons control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

This discussion assumes a U.S. holder holds Company common stock as a capital asset within the meaning of Code Section 1221. This discussion does not address all of the tax consequences that may be relevant to a particular Company shareholder or to Company shareholders that are subject to special treatment under income tax laws including, but not limited to, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, entities disregarded from their owners for tax purposes, persons that are broker-dealers, traders in securities who elect the mark-to-market method of accounting for their securities, Company shareholders holding their shares of Company common stock as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated transaction, or persons who hold their Company common stock through individual retirement or other tax-deferred accounts. This discussion also does not address the tax consequences to the Company, or to Company shareholders that own 5% or more of the Company’s common stock, are affiliates of Company, or are not U.S. holders. In addition, this discussion does not address other United States Federal taxes (such as gift or estate taxes or alternative minimum taxes), the tax consequences of the reverse stock split under state, local, or foreign tax laws or certain tax reporting requirements that may be applicable with respect to the reverse stock split. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

If a partnership (or other entity treated as a partnership for United States Federal income tax purposes) is a Company shareholder, the tax treatment of a partner in the partnership, or any equity owner of such other entity will generally depend on the status of the person and the activities of the partnership or other entity treated as a partnership for United States Federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

We believe the reverse stock split will qualify as a “reorganization” under Section 368(a)(1)(E) of the Code. Accordingly, provided that the fair market value of the post-reverse stock split shares is equal to the fair market value of the pre-reverse stock split shares surrendered in the reverse stock split:

●	A U.S. holder will not recognize any gain or loss as a result of the reverse stock split.

●	A U.S. holder’s aggregate tax basis in its post-reverse stock split shares will be equal to the aggregate tax basis in the pre-reverse stock split shares exchanged therefor.

●	A U.S. holder’s holding period for the post-reverse stock split shares will include the period during which such shareholder held the pre-reverse stock split shares surrendered in the reverse stock split.

●	For purposes of the above discussion of the basis and holding periods for shares of Company common stock, and except as provided therein, holders who acquired different blocks of Company common stock at different times must calculate their basis and holding periods separately for each identifiable block of such stock exchanged, converted, canceled or received in the reverse stock split.

As noted above, we will not issue fractional shares in connection with the reverse stock split. Instead, shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole post-split share. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share of common stock is not clear. If the receipt of such an additional fraction of a share of common stock is taxed as a dividend, however, any tax liability associated with such receipt will be small.

Vote Required to Approve the Reverse Stock Split Proposal

The Reverse Stock Split Proposal will be approved only it receives the affirmative vote of at least a majority of the votes entitled to be cast at the Annual Meeting. Accordingly, abstentions and broker non-votes, if any, will have the effect of a vote against the Reverse Stock Split Proposal.

WE RECOMMEND A VOTE “FOR” THE PROPOSAL TO APPROVE THE ARTICLES OF AMENDMENTS TO OUR ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK, NO PAR VALUE PER SHARE, AT A RATIO OF UP TO ONE-FOR-FIVE, such ratio to be determined in the discretion of the Company’s Board of Directors.

PROPOSAL 5: THE ADJOURNMENT OF THE ANNUAL MEETING

Our shareholders are being asked to consider and vote upon an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approval of a proposed amendment to our Articles of Incorporation to effectuate a reverse stock split as described in Proposal 4.

Adjournment of the Annual Meeting will be approved if the votes cast “For” the adjournment exceed the votes cast “Against” the adjournment. Abstentions and broker non-votes, if any, will not affect the outcome of the vote on this matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE ADJOURNMENT OF THE ANNUAL MEETING TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO APPROVE PROPOSAL 4, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE ADJOURNMENT UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

BOARD OF DIRECTORS, CORPORATE GOVERNANCE AND OTHER RELATED INFORMATION

What if a nominee is unwilling or unable to serve?

Each of the nominees listed in the Proxy Statement has agreed to serve as a director, if elected. If for some unforeseen reason a nominee becomes unwilling or unable to serve, proxies will be voted for a substitute nominee selected by the Board of Directors.

How are directors compensated?

Non-employee directors are entitled to receive $5,000 per quarter. From time to time we may issue securities to our directors as well in compensation for services, but the amount and frequency of such grants is not set. In addition, non-employee directors are entitled to receive compensation for their actual travel expenses for each Board of Directors meeting attended.

How does the Board determine which directors are independent?

The Board of Directors reviews the independence of each director yearly. During this review, the Board of Directors considers transactions and relationships between each director (and his or her immediate family and affiliates) and the Company and its management to determine whether any such relationships or transactions are inconsistent with a determination that the director is independent in light of applicable law, listing standards and the Company’s director independence standards. The Company believes that it maintains a majority of independent directors who are deemed to be independent under the definition of independence provided by NASDAQ Listing Rule 5605(a)(2).

What role does the Corporate Governance Committee play in selecting nominees to the Board of Directors?

Two of the primary purposes of the Board’s Corporate Governance Committee are (i) to develop and implement policies and procedures that are intended to ensure that the Board of Directors will be appropriately constituted and organized to meet its fiduciary obligations to the Company and its shareholders and (ii) to identify individuals qualified to become members of the Board of Directors and to recommend to the Board of Directors the director nominees for the annual meeting of shareholders. The Corporate Governance Committee is also responsible for considering candidates for membership on the Board of Directors submitted by eligible shareholders. The Corporate Governance Committee’s charter is available on the Company’s website at www.sino-global.com and in print upon request. The Corporate Governance Committee of the Company’s Board of Directors was the only entity or person to nominate and/or recommend any of the director nominees.

Are the members of the Corporate Governance Committee independent?

Yes. All members of the Corporate Governance Committee have been determined to be independent by the Board of Directors.

How does the Corporate Governance Committee identify and evaluate nominees for director?

The Corporate Governance Committee considers candidates for nomination to the Board of Directors from a number of sources. Current members of the Board of Directors are considered for re-election unless they have notified the Company that they do not wish to stand for re-election. The Corporate Governance Committee also considers candidates recommended by current members of the Board of Directors, members of management or eligible shareholders. From time to time the Board may engage a firm to assist in identifying potential candidates, although the Company did not engage such a firm to identify any of the nominees for director proposed for election at the meeting.

The Corporate Governance Committee evaluates all candidates for director, regardless of the person or firm recommending such candidate, on the basis of the length and quality of their business experience, the applicability of such candidate’s experience to the Company and its business, the skills and perspectives such candidate would bring to the Board of Directors and the personality or “fit” of such candidate with existing members of the Board of Directors and management. The Corporate Governance Committee does not have a specific policy in place with regard to the consideration of diversity when identifying director nominees; however, the Corporate Governance Committee does consider diversity of opinion and experience when nominating directors.

What are the Corporate Governance Committee’s policies and procedures for considering director candidates recommended by shareholders?

The Corporate Governance Committee will consider all candidates recommended by eligible shareholders. An eligible shareholder is a shareholder (or group of shareholders) who owns at least 5% of the Company’s outstanding shares and who has held such shares for at least one year as of the date of the recommendation. A shareholder wishing to recommend a candidate must submit the following documents to the Secretary of the Company at Sino-Global Shipping America, Ltd, 1044 Northern Boulevard, Suite 305, Roslyn, New York 11576-1514:

●	a recommendation that identifies the name and address of the shareholder and the person to be nominated;

●	documentation establishing that the shareholder making the recommendation is an eligible shareholder;

●	the written consent of the candidate to serve as a director of the Company, if elected;

●	a description of all arrangements between the shareholders and such nominee pursuant to which the nomination is to be made; and

●	such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC.

Upon timely receipt of the required documents, the Company’s Secretary will determine whether the shareholder submitting the recommendation is an eligible shareholder based on such documents. If the shareholder is an eligible shareholder, the Corporate Governance Committee may, but is not obligated to, evaluate the candidate and consider such candidate for nomination to the Board of Directors.

If the candidate is to be evaluated by the Corporate Governance Committee, the Secretary will request a detailed resume, an autobiographical statement explaining the candidate’s interest in serving as a director of the Company, a completed statement regarding conflicts of interest, and a waiver of liability for a background check from the candidate.

What are the minimum qualifications required to serve on the Company’s Board of Directors?

All members of the Board of Directors must possess the following minimum qualifications as determined by the Corporate Governance Committee:

●	A director must demonstrate integrity, accountability, informed judgment, financial literacy, creativity and vision;

●	A director must be prepared to represent the best interests of all Company shareholders, and not just one particular constituency;

●	A director must have a record of professional accomplishment in his or her chosen field; and

●	A director must be prepared and able to participate fully in Board activities, including membership on committees.

What other considerations does the Corporate Governance Committee consider?

The Corporate Governance Committee believes it is important to have directors from various backgrounds and professions in order to ensure that the Board of Directors has a wealth of experiences to inform its decisions. Consistent with this philosophy, in addition to the minimum standards set forth above, business and managerial experience and an understanding of financial statements and financial matters are very important.

How may shareholders communicate with the members of the Board of Directors?

Shareholders and others who are interested in communicating directly with members of the Board of Directors, including communication of concerns relating to accounting, internal accounting controls or audit matters, or fraud or unethical behavior, may do so by writing to the directors at the following address:

Name of Director or Directors
c/o Zhikang Huang, Chief Operating Officer
Sino-Global Shipping America, Ltd
1044 Northern Boulevard, Suite 305
Roslyn, New York 11576-1514

Does the Company have a Code of Conduct?

The Company has adopted a Code of Conduct, which is applicable to all directors, officers and associates of the Company, including the principal executive officer and the principal financial and accounting officer. The complete text of the Code of Conduct is available on the Company’s website at www.sino-global.com and is also available in print upon request. The Company intends to post any amendments to or waivers from its Code of Conduct (to the extent applicable to the Company’s principal executive officer and principal financial and accounting officer) at this location on its website.

What are the committees of the Board?

During fiscal year 2019, the Board of Directors had standing Audit, Corporate Governance, and Compensation Committees. The members of each of the Committees, their principal functions and the number of meetings held during the fiscal year ended June 30, 2019, are shown below.

How often did the Board and the Committees meet in fiscal year 2019?

The Board of Directors met a total of 11 times, at regular meetings, during fiscal year 2019, and took corporate actions in unanimous written consent for 8 times. The Compensation Committee met 1 time and took actions in unanimous written consents for 1 time, the Corporate Governance Committee met 3 times, and the Audit Committee met 4 times during fiscal year 2019. Each incumbent director attended all of the meetings of the Board of Directors and of the standing committees of which he was a member during fiscal year 2019. The Board invites, but does not require, directors to attend the annual meeting of shareholders.

Compensation Committee

The members of the Compensation Committee as of June 30, 2019, were:

Jianming Li
Tieliang Liu
Jing Wang, Chairman

The Compensation Committee’s charter is available on the Company’s website at www.sino-global.com and in print upon request. The Compensation Committee’s principal responsibilities include:

Making recommendations to the Board of Directors concerning executive management organization matters generally;

In the area of compensation and benefits, making recommendations to the Board of Directors concerning employees who are also directors of the Company, consult with the CEO on matters relating to other executive officers, and make recommendations to the Board of Directors concerning policies and procedures relating to executive officers; provided, however, that the Committee shall have full decision-making powers with respect to compensation for executive officers to the extent such compensation is intended to be performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code;

Making recommendations to the Board of Directors regarding all contracts of the Company with any officer for remuneration and benefits after termination of regular employment of such officer;

Making recommendations to the Board of Directors concerning policy matters relating to employee benefits and employee benefit plans, including incentive compensation plans and equity based plans; and

Administering the Company’s formal incentive compensation programs, including equity based plans.

The Compensation Committee may not delegate its authority to other persons. Similarly, the Compensation Committee has not engaged a compensation consultant to assist in the determination of executive compensation issues. While the Company’s executives will communicate with the Compensation Committee regarding executive compensation issues, the Company’s executive officers do not participate in any executive compensation decisions.

Audit Committee

The members of the Audit Committee as of June 30, 2019, were:

Jianming Li

Tieliang Liu, Chairman
Jing Wang

The primary responsibility of the Audit Committee is to assist the Board of Directors in monitoring the integrity of the Company’s financial statements and the independence of its external auditors. The Company believes that each of the members of the Audit Committee is “independent” and that Dr. Liu qualifies as an “audit committee financial expert” in accordance with applicable NASDAQ Capital Market listing standards. In carrying out its responsibility, the Audit Committee undertakes to:

Review and recommend to the directors the independent auditors to be selected to audit the financial statement of the Company;

Meet with the independent auditors and management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors;

Review with the independent auditors and financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company. The Committee elicits recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. The Committee emphasizes the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper;

Review the internal accounting function of the Company, the proposed audit plans for the coming year and the coordination of such plans with the Company’s independent auditors;

Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and contents of the financial statements to be presented to the shareholders;

Provide sufficient opportunity for the independent auditors to meet with the members of the Committee without members of management present. Among the items discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit;

Review accounting and financial human resources and succession planning within the Company;

Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors; and

Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, if, in its judgment, that is appropriate.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Corporate Governance Committee

The members of the Corporate Governance Committee are:

Jianming Li

Tieliang Liu

Jing Wang

All members of the Corporate Governance Committee are independent, as such term is defined by the NASDAQ Capital Market listing standards. The Corporate Governance Committee undertakes to:

Identify individuals qualified to become members of the Board of Directors and to make recommendations to the Board of Directors with respect to candidates for nomination for election at the next annual meeting of shareholders or at such other times when candidates surface and, in connection therewith, consider suggestions submitted by shareholders of the Company;

Determine and make recommendations to the Board of Directors with respect to the criteria to be used for selecting new members of the Board of Directors;

Oversee the process of evaluation of the performance of the Company’s Board of Directors and committees;

Make recommendations to the Board of Directors concerning the membership of committees of the Board and the chairpersons of the respective committees;

Make recommendations to the Board of Directors with respect to the remuneration paid and benefits provided to members of the Board in connection with their service on the Board or on its committees; and

Evaluate Board and committee tenure policies as well as policies covering the retirement or resignation of incumbent directors.

The Board of Directors has determined to provide a process by which shareholders may communicate with the Board as a whole, a Board committee or individual director. Shareholders wishing to communicate with the Board as a whole, a Board committee or an individual member may do so by sending a written communication addressed to the Board of Directors of the Company or to the committee or to an individual director, c/o Zhikang Huang, Chief Operating Officer, Sino-Global Shipping America, Ltd., 1044 Northern Boulevard, Suite 305, Roslyn, New York 11576-1514. All communications will be compiled by the Secretary of the Company and submitted to the Board of Directors or the addressee not later than the next regular Board meeting.

Management — Business History of Named Executive Officers

For information as to the business history of our Chief Executive Officer, Mr. Cao, and our Chief Operating Officer, Mr. Zhikang Huang, see the section “Proposal 1: Election of Directors” elsewhere in this Proxy Statement. For information as to the business history of our Acting Chief Financial Officer, Ms. Tuo Pan, please see the following paragraph.

Tuo Pan
Acting Chief Financial Officer
Age — 35

Our Acting Chief Financial Officer, Ms. Pan, is a seasoned Certified Public Accountant licensed in Australia. Since 2008, Ms. Pan has overseen the finance and accounting functions of Sino-Global Shipping Australia Pty Ltd. Ms. Pan received her bachelor’s degree in Accounting and Finance and a master’s degree in Advance Accounting from the Curtin University of Technology in Western Australia. From August 2007 to July 2008, Ms. Pan worked as an auditor and project manager of Baker Tilly China Ltd., and participated in various projects from e-Future Information Technology Inc., TMC Education Corporation Ltd, China Ministry of Commerce, among others.

Employment Agreements With The Company’s Named Executive Officers

Sino-Global has employment agreements with each of Mr. Lei Cao, Ms. Tuo Pan and Mr. Zhikang Huang. These employment agreements provide for five-year terms that extend automatically in the absence of termination provided at least 60 days prior to the anniversary date of the agreement. If we fail to provide this notice or if we wish to terminate an employment agreement in the absence of cause, then we are obligated to provide at least 30 days’ prior notice. In such case during the initial term of the agreement, we would need to pay such executive (i) the remaining salary through December 31, 2023, (ii) two times of the then applicable annual salary if there has been no Change in Control, as defined in the employment agreements or three-and-half times of the then applicable annual salary if there is a Change in Control.

We are, however, permitted to terminate an employee for cause without penalty to our company, where the employee has committed a crime or the employee’s actions or inactions have resulted in a material adverse effect to us.

Summary Compensation Table

The following table shows the annual compensation paid by us to Mr. Lei Cao, our Principal Executive Officer, Ms. Tuo Pan, our Acting Chief Financial Officer, and Mr. Zhikang Huang, our Chief Operating Officer, for the years ended June 30, 2019 and 2018. No other officer had total compensation during either of the previous two years of more than $100,000.

Summary Compensation Table

					Securities-
					based	All other
Name	Year	Salary		Bonus	Compensation	Compensation	Total
Lei Cao,	2019	$180,000	(1)	-	$308,000	-	$796,000
Principal Executive Officer	2018	$180,000		-	$345,000	-	$525,000

Tuo Pan,	2019	$60,000	(2)	-	$107,800	-	$267,800
Acting Chief Financial Officer	2018	$60,000		-	$46,000	-	$106,000

Zhikang Huang,	2019	$100,000	(3)	-	$138,600	-	$238,600
Chief Operating Officer	2018	$100,000		-	$207,000	-	$307,000

(1)	According to the Employment Agreement dated January 1, 2019, Mr. Cao’s annual salary shall be $260,000, effective January 1, 2019. The executive reserves his right for the remaining unpaid salary of $40,000 from January 1, 2019 to June 30, 2019 under such agreement.

(2)	According to the Employment Agreement dated January 1, 2019, Ms. Pan’s annual salary shall be $100,000, effective January 1, 2019. The executive reserves her right for the remaining unpaid salary of $20,000 from January 1, 2019 to June 30, 2019 under such agreement.

(3)	According to the Employment Agreement dated January 1, 2019, Mr. Huang’s annual salary shall be $150,000, effective January 1, 2019. The executive reserves his right for the remaining unpaid salary of $25,000 from January 1, 2019 to June 30, 2019 under such agreement.

Director Compensation (1)

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)(2)	All other compensation ($)	Total ($)
Tieliang Liu	20,000	0	0	0	20,000
Jing Wang	20,000	0	0	0	20,000
Ming Zhu(3)	10,000	0	0	0	10,000
Bradley A. Haneberg(4)	15,000	0	0	0	15,000
Jianming Li(5)	5,000				5,000

(1)	This table does not include Mr. Lei Cao, our Chief Executive Officer, because although Mr. Cao is a director and named executive officer, Mr. Cao’s compensation is fully reflected in the Summary Compensation Table.

(2)	We granted options to purchase 10,000 shares of our common stock to Mr. Jing Wang on May 20, 2008. We granted options to purchase 10,000 shares of our common stock to Mr. Tieliang Liu on January 31, 2013. No value is reflected for the awards in this table because the grant date fair value of all grants was reflected in the year of the applicable grant.

(3)	Mr. Zhu resigned from the Board on December 17, 2018.

(4)	Mr. Haneberg resigned from the Board on March 20, 2019.

(5)	Mr. Li was appointed a director of the Company on March 20, 2019 with an effective date of March 25, 2019.

The below table reflects, as of June 30, 2019, the number of shares of common stock authorized by our shareholders to be issued (directly or by way of issuance of securities exercisable for or convertible into) as incentive compensation to our officers, directors, employees and consultants.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans under the 2008 Incentive Plan approved by security holders	10,000	$2.01	238,903	(1)

Equity compensation plans under the 2014 Incentive Plan approved by security holders	75,000	$1.10	6,220,000	(1)

Equity compensation plans not approved by security holders	-	-	-

(1)	Pursuant to our 2008 Incentive Plan, we are authorized to issue options to purchase 302,903 shares of our common stock. The 10,000 outstanding options disclosed in the above table are taken from the 2008 Incentive Plan. Pursuant to our 2014 Incentive Plan, we are authorized to issue, in the aggregate, 10,000,000 shares of common stock or other securities convertible or exercisable for common stock. We have granted options to purchase an aggregate of 150,000 shares of common stock under the 2014 Incentive Plan in July 2016, among which, options to purchase 75,000 shares of common stock have been exercised. In addition, we have issued, in the aggregate, 600,000 shares of common stock to consultants to our Company in 2014, 660,000 shares of common stock to our officers and directors in 2016, 660,000 shares of common stock to our officers and directors in 2018, 130,000 to three employees in 2017 and 1,580,000 shares of common stock to employees in 2018 under the 2014 Incentive Plan. Accordingly, we may issue options to purchase 238,903 shares under the 2008 Incentive Plan, and we may issue 6,220,000 shares of common stock or other securities convertible or exercisable for common stock under the 2014 Incentive Plan.

Outstanding Equity Awards of Named Executive Officers at Fiscal Year-End

Option Awards (1)

Equity
incentive plan
awards:
	Number of	Number of	Number of
	securities	securities	securities
	underlying	underlying	underlying
	unexercised	unexercised	unexercised	Option	Option
	options (#)	options (#)	unearned	exercise	expiration
Name	exercisable	unexercisable	options (#)	price ($)	date
(a)	(b)	(c)	(d)	(e)	(f)
Lei Cao,
Principal Executive Officer	—	—	—	—	—

Tuo Pan,
Acting Chief Financial Officer	—	—	—	—	—

Zhikang Huang,
Chief Operating Officer	—	—	—	—	—

(1)	Our Company has made stock awards to executive officers. The details are laid out under the beneficial ownership table herein. We have excluded the following columns from this table: (g) Number of shares or units of stock that have not vested (#); (h) Market value of shares of units of stock that have not vested ($); (i) Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#); and (j) Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($).

Audit Committee Report And Fees Paid to Independent Registered Public Accounting Firm

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Audit Committee operates under a written charter approved by the Board. The charter provides, among other things, that the Audit Committee has full authority to engage the independent auditor. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

●	reviewed and discussed the audited financial statements with management;

●	discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

●	received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the independent accountant the independent accountant’s independence; and

●	based on the review and discussions referred to above, recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019, as filed with the Securities and Exchange Commission.

Respectfully submitted,

The Audit Committee of the Board

/s/ Tieliang Liu, Chairman of the Audit Committee

/s/ Jing Wang, Member of the Audit Committee

/s/ Jianming Li, Member of the Audit Committee

The foregoing Audit Committee Report does not constitute soliciting material or to be “filed” with the Commission or subject to Regulation 14A or 14C (17 CFR 240.14a-1 through 240.14b-2 or 240.14c-1 through 240.14c-101), other than as provided in Item 407 of Regulation S-K, or to the liabilities of section 18 of the Exchange Act (15 U.S.C. 78r) and shall not be deemed filed or incorporated by reference into any other filing of our company under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this Audit Committee Report by reference therein.

Who served on the Audit Committee of the Board of Directors?

The members of the Audit Committee as of June 30, 2019 were Jianming Li, Tieliang Liu and Jing Wang. Each member of the Audit Committee is independent under the rules of the SEC and the NASDAQ Capital Market. The Board of Directors has determined that Mr. Liu, who is an independent director, is an “audit committee financial expert” as such term is defined in Item 401(h)(2) of Regulation S-K promulgated under the Exchange Act.

What document governs the activities of the Audit Committee?

The Audit Committee acts under a written charter, which sets forth its responsibilities and duties, as well as requirements for the Audit Committee’s composition and meetings. The Audit Committee Charter is available on the Company’s website at www.sino-global.com under Investor Relations.

How does the Audit Committee conduct its meetings?

During fiscal year 2019, the Audit Committee met with the senior members of the Company’s financial management team and the Company’s independent registered public accounting firm. The Audit Committee’s agenda was established by the Chairman. At each meeting, the Audit Committee reviewed and discussed various financial and regulatory issues. The Audit Committee also had private, separate sessions from time to time with representatives of Friedman LLP and the Company’s Controller, at which meetings candid discussions of financial management, accounting and internal control issues took place.

Does the Audit Committee review the periodic reports and other public financial disclosures of the Company?

The Audit Committee reviews each of the Company’s quarterly and annual reports, including Management’s Discussion of Results of Operations and Financial Condition. As part of this review, the Audit Committee discusses the reports with the Company’s management and considers those required communication and audit report prepared by the independent registered public accounting firm about the Company’s SEC filings, as well as related matters such as the quality (and not just the acceptability) of the Company’s accounting principles, alternative methods of accounting under generally accepted accounting principles and the preferences of the independent registered public accounting firm in this regard, the Company’s critical accounting policies and the clarity and completeness of the Company’s financial and other disclosures.

What is the role of the Audit Committee in connection with the financial statements and controls of the Company?

Management of the Company has primary responsibility for the consolidated financial statements and internal control over financial reporting. The independent registered public accounting firm has responsibility for the audit of the Company’s consolidated financial statements. The responsibility of the Audit Committee is to oversee financial and control matters, among other responsibilities fulfilled by the Committee under its charter. The Committee meets regularly with the Company’s independent registered public accounting firm, without the presence of management, to ensure candid and constructive discussions about the Company’s compliance with accounting standards and best practices among public companies comparable in size and scope to the Company. The Audit Committee also regularly reviews with its outside advisors material developments in the law and accounting literature that may be pertinent to the Company’s financial reporting practices.

What has the Audit Committee done with regard to the Company’s audited financial statements for fiscal year 2019?

The Audit Committee has:

reviewed and discussed the audited consolidated financial statements with the Company’s management; and discussed with Friedman LLP, independent registered public accounting firm for the Company, the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16.

Has the Audit Committee considered the independence of the Company’s auditors?

The Audit Committee has received from Friedman LLP the written disclosures and the letter required to be provided to Audit Committees, and the Audit Committee has discussed with Friedman LLP its independence. The Audit Committee has concluded that Friedman LLP is independent from the Company and its management.

Has the Audit Committee made a recommendation regarding the audited financial statements for fiscal year 2019?

Based upon its review and the discussions with management and the Company’s independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the Company be included in the Company’s Annual Report on Form 10-K for fiscal year 2019.

Has the Audit Committee reviewed the fees paid to the independent registered public accounting firm during fiscal year 2019?

The Audit Committee has reviewed and discussed the fees paid to Friedman LLP during 2019 for audit, audit-related, tax and other services, which are set forth below under “Fees Paid to Independent Registered Public Accounting Firm.” The Audit Committee has determined that the provision of non-audit services is compatible with Friedman LLP’s independence.

What is the Company’s policy regarding the retention of the Company’s auditors?

The Audit Committee has adopted a policy regarding the retention of the independent registered public accounting firm that requires pre-approval of all services by the Audit Committee.

Fees Paid to Independent Registered Public Accounting Firm

Audit Fees

During fiscal years of 2019 and 2018, Friedman LLP’s fees for the annual audit of our financial statements and the quarterly reviews of the financial statements included in periodic reports were $232,000 and $206,000, respectively.

Audit-Related Fees

None.

Tax Fees

Tax fees related to tax return preparation amounted to $29,925 and $28,350 during fiscal years of 2019 and 2018, respectively.

All Other Fees

None.

Audit Committee Pre-Approval Policies

Before Friedman LLP was engaged by the Company to render audit or non-audit services, the engagement was approved by the Company’s audit committee. All services rendered by Friedman LLP have been so approved.

Beneficial Ownership Of Common Stock

This table below reflects the ownership of our common stock by officers, directors and holders of more than five percent of our common stock as of November 29, 2019. Each shareholder’s percentage ownership is based on [ ] shares issued and outstanding as of November 29, 2019.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options or warrants that are exercisable or exercisable within 60 days of the date of this prospectus are considered outstanding and beneficially owned by the person holding the options or warrants for the purposes of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each shareholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the shareholder.

The below table reflects the ownership of our common stock by officers, directors and holders of more than five percent of our common stock. Percentages are based on [      ] shares issued and outstanding as of November 29, 2019.

Name and Address	Title of Class	Amount of Beneficial Ownership	Percentage Ownership
Mr. Lei Cao (1)(2)	Common	2,105,040		%
Ms. Tuo Pan (1)	Common	195,000		%
Mr. Zhikang Huang (1)	Common	440,000		%
Mr. Jing Wang (1)(3)	Common	130,000	*
Mr. Liu Tieliang (1)(4)	Common	130,000	*
Mr. Yafei Li (1)	Common	119,000	*
Mr. Jianming Li	Common	-	-
Total Officers and Directors (7 individuals)	Common	3,119,040

Other Five Percent Shareholders
Mr. Zhong Zhang (5)	Common	1,200,000		%

*	Less than 1%.

(1)	The individual’s address is c/o Sino-Global Shipping America, Ltd., 1044 Northern Boulevard, Roslyn, New York 11576-1514.

(2)	Mr. Cao has received options to purchase 36,000 shares of the Company’s common stock, all of which underlying shares are reflected in this table because they have fully vested.

(3)	Mr. Wang has received options to purchase 10,000 shares of the Company’s common stock, all of which underlying shares are reflected in this table because they have fully vested.

(4)	Mr. Liu has received options to purchase 10,000 shares of the Company’s common stock, 8,000 of which have fully vested.

(5)	Mr. Zhang’s address is care of Tianjin Zhiyuan Investment Group Co., Ltd, 10th Floor, Tianwu Huaqing Building, No.22, Jinrong Road, Dasi Industrial Park, Xiqing District Economic Development Zone, Tianjin City, P.R. China, 300385.

Compensation Committee Interlocks and Insider Participation

None of the members of the Board of Directors who served on the Compensation Committee during the fiscal year ended June 30, 2019 were officers or employees of the Company or any of its subsidiaries or had any relationship with the Company requiring disclosure under SEC regulations.

Compliance with Section 16(a) Beneficial Ownership Reporting Requirements

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all Section 16(a) forms they file. Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended June 30, 2019, all of our executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements, except that, due to administrative error, the following form was filed late:

●	Mr. Jing Wang filed a Form 4 on January 8, 2019 to report transactions that occurred on December 31, 2019.

●	Mr. Huang Zhi Kang filed a Form 4 on January 8, 2019 to report transactions that occurred on December 31, 2019.

●	Mr. Liu Tieliang filed a Form 4 on January 8, 2019 to report transactions that occurred on December 31, 2019.

●	Ms. Pan Tuo filed a Form 4 on January 8, 2019 to report transactions that occurred on December 31, 2019.

●	Mr. Li Yafei filed a Form 4 on January 8, 2019 to report transactions that occurred on December 31, 2019.

●	Mr. Cao Lei filed a Form 4 on January 8, 2019 to report transactions that occurred on December 31, 2019.

●	Mr. Li Jianming had not filed a Form 3 following his appointment as a director of the Company until October 3, 2019.

Availability of Form 10-K and Annual Report to Shareholders

Rules promulgated by the SEC require us to provide an Annual Report to Shareholders who receive this Proxy Statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report on Form 10-K for the fiscal year ended June 30, 2019 (without exhibits or documents incorporated by reference), are available without charge to shareholders upon written request to Secretary, Sino-Global Shipping America, Ltd., 1044 Northern Boulevard, Suite 305, Roslyn, New York 11576-1514, by calling (718) 888-1814 or via the Internet at www.sino-global.com.

Shareholder Proposals

To be considered for inclusion in next year’s Proxy Statement or considered at next year’s annual meeting but not included in the Proxy Statement, shareholder proposals must be submitted in writing by December 27, 2020. All written proposals should be submitted to: Zhikang Huang, Chief Operating Officer, Sino-Global Shipping America, Ltd., 1044 Northern Boulevard, Suite 305, Roslyn, New York 11576-1514.

Other Proposed Actions

If any other items or matters properly come before the meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

Solicitation by Board; Expenses of Solicitation

Our Board of Directors has sent you this Proxy Statement. Our directors, officers and associates may solicit proxies by telephone or in person. We will also reimburse the expenses of brokers, nominees and fiduciaries that send proxies and proxy materials to our shareholders.

APPENDIX A

ARTICLES OF AMENDMENT
TO
THE AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF

SINO-GLOBAL SHIPPING AMERICA, LTD.

The undersigned, on behalf of the corporation set forth below, pursuant to Title 13.1, Chapter 9, Article 11 of the Code of Virginia, states as follows:

1.	The name of the corporation is Sino-Global Shipping America, Ltd (the “Corporation”).

2.	The Corporation’s Articles of Incorporation are amended as follows:

The following is hereby added to the end of the first paragraph of Section 1 of Article III:

As of 12:01 a.m., Eastern Time, on [         ] (the “Effective Time”), a reverse stock split (“Reverse Stock Split”) will occur, as a result of which each [ * ] (__) shares of issued and outstanding Common Stock of the Corporation (“Old Common Stock”) shall automatically, without further action on the part of the Corporation or any holder of such Common Stock, be reconstituted, combined and converted into one (1) share of the Corporation’s Common Stock (“New Common Stock”). The Corporation will not issue fractional shares. The number of shares to be issued to each holder will be rounded up to the nearest whole number if, as a result of the Reverse Stock Split, the number of shares owned by any holder would not be a whole number. From and after the Effective Time, certificates representing Old Common Stock shall confer no right upon the holders thereof other than the right to exchange them for certificates representing New Common Stock pursuant to the provisions hereof.

The remainder of Article III is not changed by this amendment.

3.	The foregoing amendment was adopted on [ ].

4.	This amendment has been approved and recommended by unanimous consent of the Board of Directors of the Corporation.

5.	The amendment was proposed by the Board of Directors and submitted to the holders of the Corporation’s voting Common Stock, the only class of voting capital stock outstanding, in accordance with the provisions of Title 13.1, Chapter 9 of the Code of Virginia, and:

(a)	The number of shares outstanding on the record date, the number of votes entitled to be cast on the proposed amendment and the number of votes cast for and against the amendment were as follows:

Number of shares outstanding:
Number of votes entitled to be cast:
Number of votes for:
Number of votes against:

(b)	The total number of votes cast for the amendment was sufficient for approval of the amendment.

6.	The Articles of Amendment to be issued as a result of the filing of these Articles of Amendment shall become effective as of 12:01 a.m., Eastern Time, on [ ], in accordance with Section 13.1-606 of the Virginia Stock Corporation Act.

[Signature follows on next page]

IN WITNESS WHEREOF, Sino-Global Shipping America, Ltd. has caused these Articles of Amendment to the Amended and Restated Articles of Incorporation to be signed by a duly authorized officer of the Corporation.

Dated: [ ]	SINO-GLOBAL SHIPPING AMERICA, LTD.

By:
	Name:	Lei Cao
	Title:	Chief Executive Officer

Appendix B

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the nominees, FOR Proposals 2 - 5.

	For	Withhold		For	Withhold
01 - Zhikang Huang	☐	☐	02 - Jianming Li	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1UPX 440084

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

0350CB

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Sino-Global Shipping America, Ltd.

NOTICE OF FISCAL YEAR 2019 ANNUAL MEETING OF SHAREHOLDERS

Sino-Global Shipping America, Ltd. at the offices of Pryor Cashman LLP
7 Times Square, New York, New York 10036

December 27, 2019, 10:00 A.M. Eastern Time

At the meeting, we will also report on the Company's performance and operations during the fiscal year ended June 30, 2019 and respond to shareholder questions. A copy of our Annual Report For the Fiscal Year Ended June 30, 2019 on Form 10-K is enclosed.

You may vote if you were a shareholder of record on November 29, 2019. Your vote is very important. Whether or not you plan to attend the annual meeting of shareholders, we urge you to vote and submit your proxy by telephone, the internet or by mail. If you are a registered shareholder and attend the meeting, you may revoke your proxy and vote your shares in person. If you hold your shares through a bank or broker and want to vote your shares in person at the meeting, please contact your bank or broker to obtain a legal proxy. Thank you for your support.

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

Sino-Global Shipping America, Ltd. VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the nominees, FOR Proposals 2 - 5.

	For	Withhold		For	Withhold
01 - Zhikang Huang	☐	☐	02 - Jianming Li	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 4 4 0 0 8 4

0350DB

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Sino-Global Shipping America, Ltd.

NOTICE OF FISCAL YEAR 2019 ANNUAL MEETING OF SHAREHOLDERS

Sino-Global Shipping America, Ltd. at the offices of Pryor Cashman LLP
7 Times Square, New York, New York 10036

December 27, 2019, 10:00 A.M. Eastern Time

At the meeting, we will also report on the Company's performance and operations during the fiscal year ended June 30, 2019 and respond to shareholder questions. A copy of our Annual Report For the Fiscal Year Ended June 30, 2019 on Form 10-K is enclosed.

You may vote if you were a shareholder of record on November 29, 2019. Your vote is very important. Whether or not you plan to attend the annual meeting of shareholders, we urge you to vote and submit your proxy by telephone, the internet or by mail. If you are a registered shareholder and attend the meeting, you may revoke your proxy and vote your shares in person. If you hold your shares through a bank or broker and want to vote your shares in person at the meeting, please contact your bank or broker to obtain a legal proxy. Thank you for your support.